EXHIBIT 99.1
Press release dated June 7, 2006
NATURAL GAS DISCOVERY AT KG#17 WELL

Calgary, Alberta, Canada, June 7, 2006 - GeoGlobal Resources Inc. (the "Company" or "GeoGlobal") (Amex: GGR) announced today that Gujarat State Petroleum Corporation ("GSPC" or the “operator”), the operator of the KG#17 well in the exploration block KG-OSN-2001/3 ("KG Block"), has successfully completed initial testing of 20 meters of perforations across the interval depth from 3,801 to 3,830 meters total measured depth ("MD").

During clean-up flow the following stabilized gas/condensate rates were measured through various choke sizes at the following flowing wellhead pressures ("FWHP"):

16/64 inch choke - 3.9 MMSCFD Gas plus 650 BBL/day Condensate at 3,200 psi FWHP
20/64 inch choke - 4.3 MMSCFD Gas plus 750 BBL/day Condensate at 2,600 psi FWHP
24/64 inch choke - 4.8 MMSCFD Gas plus 900 BBL/day Condensate at 1,900 psi FWHP

Mr. Jean P. Roy, President and CEO of GeoGlobal stated "These hydrocarbons tested are a new discovery of Upper Cretaceous Age. This zone was not encountered in the KG#8 well. Because initial reservoir pressures and temperatures were measured at 8,450 psi and 325 degrees Fahrenheit at 3,550 meters total vertical depth (“TVD”), it is believed that this discovery has opened a new exploration play for our consortium. Preliminary investigation of the latest seismic and acoustic impedance data shows this trend may cover an area of approximately 60 to 90 sq km."

Testing of the new discovery is continuing. The extent of this reservoir and the oil and gas reserves will be established upon additional testing and the drilling of appraisal wells.

Upon completion of the testing of this objective, it is the intention of GSPC to suspend the KG#17 well operations at this time. This should allow the operator to re-enter the well at a later date and with the proper equipment, whipstock a 6" drill hole down to approximately 5,400 meters MD. It is believed that this procedure should allow the operator to test stimulating methods to increase the productivity of the third objective in the KG#17 well and to enable tests of objectives 4 and 5.

Mr. Roy previously stated that "the Company's current geological model appears to correlate objective 5 of the KG#17 well to our second test in the KG#8 well."

It is GSPC's intent to commence the drilling of a third well, the KG#15. The KG#15 well is to be drilled directionally to an intended target depth of 5,300 meters TVD deviating 700 meters to the southeast from the KG#8 well platform using the same jack-up drilling rig, which is expected to commence around the end of June 2006.

GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India. Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India. Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, Cambay and the Deccan Syneclise basin areas.

Cautionary Statement to Investors
This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. Statements regarding the work commitments to be fulfilled, the surveys to be conducted, and the results of fulfilling those work commitments, the timing and outcome of drilling and testing of wells drilled on the exploration blocks and the timing of any commercial production that may be established are forward-looking statements. There can be no assurance as to the outcome of those surveys conducted, the exploratory drilling and the testing and evaluation that may be conducted or that has been conducted on the wells drilled or as to the quantity of recoverable reserves that may exist in the areas of any wells drilled or when, if ever, that the Company may realize revenues from those wells. The Company’s forward-looking statements include the estimated cost and timing of its exploration activities, including the estimated costs of fulfilling its work commitments and any exploratory drilling conducted as a consequence of the outcome of the surveys conducted, the extent of activities conducted and the outcome of those activities. Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercial success of any of its wells and the wells the Company may drill involve risks and uncertainties. There can be no assurance as to the outcome of the exploratory well drilling and testing being conducted on the KG Block, or as to the outcome of further testing of wells or as to the success of drilling additional or appraisal wells. There can be no assurance that the entire exploration, development, drilling and testing program presently intended to be undertaken on the KG Block will be completed. These activities are dependent upon the availability of drilling rigs, other services equipment and operating personnel at reasonable prices. There can be no assurance as to their availability which would adversely affect the plans of the operator. The Company's actual results may differ materially from those projected in the forward-looking statements. There are numerous risks and uncertainties involved in the Company's acquisition of unproved minority and majority interests in the exploration areas, including the possibilities that no discoveries of hydrocarbons are made on the exploration blocks or, if discovered, that such discoveries are determined not to be commercially productive. There can be no assurance that the Company’s drilling program will be successful or that the entire program on any exploration block will be drilled. There can be no assurance that the Company’s estimates as to the time to fulfill work commitments and complete drilling operations will be accurate. The blocks are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company. The Company’s interests in its exploration blocks are participating interests and there can be no assurance that such funds as are required to meet the Company’s obligations under the production sharing contracts will be available to the Company in the amounts and when required. The Company’s failure to have such funds available at the times and in the amounts required could materially adversely affect the fulfillment of the Company’s business plans and its interest in those exploration blocks. The first phase of the exploration period relating to the production sharing contract for the KG Block has expired, as extended on August 29, 2005 through March 11, 2006, without the required minimum of at least fourteen wells being drilled during the first phase. On February 24, 2006, the management committee for the KG Block recommended a further extension the first phase of twelve months to March 11, 2007. As at June 7, 2006, approval of this extension from the Government of India is still outstanding. Unless this further extension is granted, the production sharing contract is subject to termination by the Government of India on ninety days written notice. The termination of the production sharing contract by the Government of India would result in the loss of the Company’s interest in the KG Block other than areas determined to encompass commercial discoveries. No areas on the KG Block have been determined to encompass commercial discoveries as of June 7, 2006. Additional risks and uncertainties arise out of seeking to do business overseas in India where political and other world events may disrupt the Company's plans and intentions. The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest. Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Boland, Investor Relations and Corporate Affairs
phone: 403-777-9253 email: info@geoglobal.com
fax: 403-777-9199 website: www.geoglobal.com